Exhibit 3.2

WELBILT, INC.

AMENDED AND RESTATED BYLAWS

Adopted on July 28, 2022

1. OFFICES

1.1. Registered Office and Agent

The registered office of the Corporation shall be as set forth in the Certificate of Incorporation.

1.2. Other Offices

The Corporation may have offices at such other places, both inside and outside of the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2. MEETINGS OF STOCKHOLDERS

2.1. Annual Meetings

Unless directors are elected by written consent in lieu of an annual meeting, the Corporation shall hold annual meetings of the stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board (if any) or the President, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2. Special Meetings

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law, may be called by the Board of Directors, the Chairman of the Board (if any) or the President, and shall be called by the President or the Secretary at the request in writing of stockholders possessing at least a majority of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

2.3. Place of Meetings

All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board (if any) or the President. The Board of Directors may, in its sole discretion, determine that stockholders may participate in the meeting by remote communication or that the meeting shall not be held at any place but instead shall be held solely by means of remote communication. In providing for participation by stockholders and proxyholders by remote communication, the Board of Directors shall take such actions as may be necessary to ensure that the requirements of the Delaware General Corporation Law are met with respect to such remote participation.

2.4. Notice of Meetings

Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required by the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, the Delaware General Corporation Law and Section 5.1 of these Bylaws.

2.5. List of Stockholders

After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list also shall be open to examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.6. Quorum at Meetings

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.7. Voting and Proxies

Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.8. Required Vote

When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required and a quorum exists with respect to such class or classes, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise required by the Certificate of Incorporation, the election of directors may, but is not required to, be made by written ballot. Stockholders may, unless the Certificate of Incorporation provides otherwise, act by written consent to elect directors in accordance with the provisions of the Delaware General Corporation Law and these Bylaws.

2.9. Organization and Procedure

The Chairman of the Board (if any) or the President shall preside over every meeting of stockholders unless the Board of Directors elects another person to preside. The presiding officer shall appoint any persons he or she deems necessary to help with the meeting. The Secretary shall have responsibility for preparing minutes of meetings of stockholders.

2.10. Adjournments

When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.11. Action Without a Meeting

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted and is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. An electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be written, signed and dated if such written transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the stockholder or valid proxyholder or by a person authorized to act for the stockholder or valid proxyholder, and (b) the date on which such stockholder or valid proxyholder or authorized person transmitted such electronic transmission. The date on which the electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which the proceedings of meetings of stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner set forth above within 60 days of the delivery of the earliest-dated written consent. All stockholders entitled to vote on the record date of such written consent who do not participate in taking the action shall be given written notice thereof in accordance with the Delaware General Corporation Law.

3. DIRECTORS

3.1. Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law. The Board of Directors may elect a Chairman of the Board from among its members and if elected, the Chairman shall preside at all meetings of the Board of Directors at which he or she is present. If no Chairman is elected or if the elected Chairman is not present, the Board of Directors shall direct that the President or another director shall preside at such meeting. The Chairman of the Board and the President may be the same person. The Board of Directors may also elect one or more Vice Chairmen from among its members, with such duties as the Board of Directors shall from time to time prescribe.

3.2. Number, Election and Term of Office

The number of directors constituting the initial Board of Directors shall be two. Thereafter, the number of directors shall be fixed from time to time by resolution of the stockholders or of the Board of Directors. Directors shall be elected at annual meetings of the stockholders or pursuant to a written consent of stockholders in lieu of an annual meeting as permitted by the Delaware General Corporation Law, except as provided in Section 3.5 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders. Directors shall have the number of votes per director as specified in the Certificate of Incorporation.

3.3. Resignation

A director may resign at any time by giving written notice to the Chairman of the Board (if any), the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective, and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

3.4. Removal

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.5. Vacancies

Vacancies and newly created directorships resulting from the death or immediately effective resignation of a director or an increase in the authorized number of directors may be filled by the affirmative vote of directors having a majority of the total votes of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that one or more directors resigns from the Board of Directors, effective at a future date, directors having a majority of the total votes of directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Vacancies resulting from the removal of a director in accordance with Section 3.4 of these Bylaws shall be filled by the stockholders acting in accordance with the provisions set forth herein with respect to the election of directors.

3.6. Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.7. Committees of Directors

The Board of Directors may, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (b) adopting, amending or repealing these Bylaws. The provisions of Section 4 regarding meetings of the Board of Directors and its deliberations shall apply to all committees of the Board of Directors.

4. MEETINGS OF THE BOARD OF DIRECTORS

4.1. Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

4.2. Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), a majority of the total number of directors or the President on one day’s notice to each director, in accordance with the requirements of Section 5.1 hereof. The notice need not describe the purpose of the special meeting but shall indicate the date, time and place of the special meeting.

4.3. Place of Meetings

The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place established by the person calling the special meeting.

4.4. Quorum

At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business.

4.5. Required Vote

The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws.

4.6. Participation by Conference Telephone

Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

4.7. Adjournments

Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the total votes of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 5.1 hereof.

4.8. Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors.

5. MANNER OF NOTICE TO AND WAIVER OF NOTICE BY STOCKHOLDERS AND DIRECTORS

5.1. Manner of Notice

(a) Notice may be delivered either personally or by telephone, mail or express delivery service. In addition, notice to stockholders and directors shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given, except as otherwise provided by the Delaware General Corporation Law. Any such consent shall be revocable by the stockholder or director by written notice to the Corporation and shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address or to the director at the director’s address, as such addresses appear on the records of the Corporation. If sent by express delivery service, notice is given when deposited with the service carrier, fully paid, directed to the stockholder at such stockholder’s address or to the director at the director’s address, as such addresses appear on the records of the Corporation. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice, (iii) with respect to notice to stockholders, if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder or director.

(c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that notice has been given, including by electronic transmission, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5.2. Waiver of Notice

Whenever the giving of any notice is required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors need be specified in any written wavier of notice or any waiver by electronic transmission.

6. OFFICERS

6.1. Number and Duties

The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers (including a Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents in such gradation as the Board of Directors may determine, one or more Assistant Secretaries and one or more Assistant Treasurers) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers.

6.2. President

The President shall have overall executive responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a president of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

6.3. Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record all proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when requested by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary. The Secretary may also attest all instruments signed by any officer of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President or any Vice President.

6.4. Treasurer

The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also render to the President, upon request, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions and of the financial condition of the Corporation and, in general, shall perform such duties as are incident to the office of a treasurer of a corporation, including those customarily performed by persons occupying such office, and shall perform all other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President or any Vice President.

6.5. Term of Office

The officers of the Corporation shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors.

6.6. Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

6.7. Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

7. CAPITAL STOCK

7.1. Authorization and Issuance of Shares

The Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by the Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of capital stock up to the amount authorized in the Certificate of Incorporation.

7.2. Stock Certificates

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by any two authorized officers of the Corporation. Any or all signatures on the certificates may be by facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.3. Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Delaware General Corporation Law.

7.4. Transfer of Shares

The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors shall make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

7.5. Lost, Stolen or Destroyed Certificates

The Board of Directors, the Chairman of the Board (if any), the President or the Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

7.6. Record Date

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

8. INDEMNIFICATION

8.1. Authorization of Indemnification

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith, notwithstanding that such person has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

(d) Any indemnification under subsections (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.1. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

8.2. Payment of Expenses

Expenses (including attorneys’ fees) incurred by a present or former director or officer of the Corporation, or by a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8 and the Delaware General Corporation Law. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

8.3. Non-Exclusivity

The indemnification and advancement of expenses provided for, or granted pursuant to, this Section 8 shall not be deemed exclusive of and may be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

8.4. Indemnification of Employees and Agents

The Corporation may, in the Board of Directors’ discretion and in a manner and upon terms deemed appropriate by the Board of Directors, indemnify its employees and agents who are not officers or directors, to the extent permitted by law.

8.5. Insurance

The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8.

8.6. Constituent Corporations

For purposes of this Section 8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

8.7. Employee Benefit Plans

For purposes of this Section 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 8.

8.8. Continuing Benefit

The indemnification and advancement of expenses provided by or granted pursuant to this Section 8 shall, unless otherwise provided when authorized or ratified as set forth herein, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

8.9. Venue

The Delaware Court of Chancery is vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 8, under any of these Bylaws or under any other agreement or vote of stockholders or disinterested directors, or otherwise. The Delaware Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).

8.10. Severability

To the extent any provision, clause or paragraph of this Section 8 shall be deemed by any court to be invalid or unenforceable, such invalidity or unenforceability shall not impair the validity or enforceability of the remainder of this Section 8.

8.11. No Duplication of Payments

The Corporation shall not be liable under this Section 8 to make any payment to a director of officer hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The Corporation’s obligation to indemnify or advance expenses hereunder to a person who is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of any other entity shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from such other entity.

8.12. Contract Rights

The right to indemnification and advancement of expenses conferred under this Section 8 is a contract right and cannot be eliminated or impaired by any amendment of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

8.13. Amendments to Delaware General Corporation Law

It is the intent of the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. To the extent that the Delaware General Corporation Law is hereafter amended to permit a Delaware corporation to provide to its directors and officers greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Section 8 shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the Corporation’s directors and officers, in each case consistent with the Delaware General Corporation Law as so amended from time to time. To the extent that the provisions of this Section 8 are held to be inconsistent with the provisions of the Delaware General Corporation Law, such provisions of the Delaware General Corporation Law shall govern. No amendment, modification or rescission of this Section 8, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein, will be effective as to any director or officer with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

9. GENERAL PROVISIONS

9.1. Inspection of Books and Records

Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

9.2. Dividends

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the Delaware General Corporation Law.

9.3. Reserves

The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

9.4. Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.5. Fiscal Year

The fiscal year of the Corporation may be changed at any time by resolution of the Board of Directors.

9.6. Corporate Seal

The corporate seal, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The Secretary has authority to affix the seal and to attest the affixing by the Secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

9.7. Pronouns

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

9.8. Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or the Board of Directors; provided, however, that a Bylaw amendment adopted by the stockholders that specifies the votes that shall be necessary for the election of directors shall not be altered, further amended or repealed by the Board of Directors.